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                                                                    Exhibit 99.2

                                 UBIQUITEL INC.
               PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             [__________ __, 2001]

The undersigned shareholder(s) of UbiquiTel Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Donald A. Harris and Dean E. Russell, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of the Company to be held at [] on [_____________], [__________] [__], 2001, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement/prospectus, and any other matters coming before said meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 and 5.

    1. Approval of the issuance of shares of the Company's common stock in connection with the acquisition by the Company of VIA Wireless, LLC through the mergers.

        / / FOR                 / / AGAINST                 / / ABSTAIN

    2. Election of the following nominees as Class I directors, each for a three-year term ending in 2004: James E.Blake, Peter Lucas and Bruce E. Toll.

        / / FOR the nominees                    / / WITHHELD for all nominees
            above (except as marked below)          above

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

        ________________________________________________________________________

    3. Election of the following nominee as a Class II director, for a one-year term ending in 2002, subject to and upon completion of the acquisition by the Company of VIA Wireless, LLC through the mergers.

        / / FOR the nominee above             / / WITHHELD for the nominee above

    4. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 240,000,000 from 100,000,000.

        / / FOR                 / / AGAINST                 / / ABSTAIN

    5. Approval of the Company's Amended and Restated 2000 Equity Incentive Plan to (a) increase the number of shares of common stock reserved for issuance under the plan to 7,500,000 from 4,080,000, (b) provide for a maximum limitation of 1,500,000 shares that may be subject to awards granted under the plan to any one individual for any fiscal year during the term of the plan, (c) provide that the maximum amount that may be earned by a participant as an annual incentive award in any fiscal year is $2,000,000, and (d) provide that the maximum amount that may be earned by a participant as a performance award for any performance period is $5,000,000.

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        / / FOR                 / / AGAINST                 / / ABSTAIN

    6. To transact any other business as may properly be brought before the Annual Meeting.

This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSALS 2 AND 3, "FOR" PROPOSAL 4, AND "FOR" PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of 2001 Annual Meeting of Shareholders and accompanying Proxy Statement/Prospectus, together with the Annual Report on Form 10-K is hereby acknowledged.

IMPORTANT -- PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.


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                                       Signature(s)                        Date











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